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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of ArthroCare Corporation of our report dated January 21, 2000 relating to the consolidated financial statements and financial statement schedules, which appears in ArthroCare Corporation's Annual Report on Form 10-K for the year ended January 1, 2000.


PricewaterhouseCoopers LLP

San Jose, California
August 8, 2000